UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): March 13, 2008

                     National Atlantic Holdings Corporation
             (Exact name of registrant as specified in its charter)

      New Jersey                 000-51127                  223316586
(State or other jurisdiction    (Commission              (I.R.S. Employer
     of incorporation)          File Number)             Identification No.)

                                4 Paragon Way
                            Freehold, New Jersey
                                  07728
                    (Address of principal executive offices)
                                (Zip Code)

     Registrant's telephone number, including area code: (732) 665-1100

                               Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

     On March 13, 2008, National Atlantic Holdings Corporation, a New Jersey corporation ("NAHC"), entered into a merger agreement (the "Merger Agreement") with Palisades Safety and Insurance Association, an insurance exchange organized under NJSA 17:50-1 et seq. ("Palisades"), and Apollo Holdings, Inc., a New Jersey corporation and a direct wholly owned subsidiary of Palisades ("Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into NAHC, with NAHC continuing as the surviving corporation (the "Surviving Corporation") and a direct wholly owned subsidiary of Palisades (the "Merger").

     At the effective time and as a result of the Merger, in exchange for their shares of issued and outstanding NAHC common stock, NAHC shareholders shall receive $6.25 in cash for each of their shares. The closing price of NAHC shares on the NASDAQ on March 12, 2008 was $5.46.

     In addition, at or prior to the effective time of the Merger, each outstanding option to purchase Common Stock and each outstanding stock appreciation right (vested or unvested) will be canceled and the holder will be entitled to receive an amount of cash equal to the difference between the Merger Consideration and the exercise price of the applicable stock option, or the difference between the Merger Consideration and the applicable per share base price of the stock appreciation right, as applicable, less any required withholding taxes.

     The Merger Agreement provides that the directors and officers of the Merger Sub immediately prior to the effective time of the Merger will be the directors and officers of the Surviving Corporation.

     NAHC and Palisades have made customary representations, warranties and covenants in the Merger Agreement. The completion of the Merger is subject to approval by the shareholders of NAHC, obtaining regulatory approvals, including antitrust approval, and satisfaction or waiver of other conditions.

     The Merger is subject to various closing conditions, including the approval of NAHC's shareholders, the obtaining of certain regulatory approvals specified in the Merger Agreement, the maintenance by NAHC of certain stockholders' equity and capital and surplus measures within prescribed levels, NAHC obtaining a directors' and officers' liability tail policy for a specified cost and level of coverage and the maintenance of the A.M. Best Financial Strength Rating of Proformance Insurance Company within a prescribed rating.

     The Merger Agreement contains certain termination rights for both NAHC and Palisades and further provides that, upon termination of the Merger Agreement under specified circumstances, NAHC may be required to pay Palisades a termination fee of up to $2,100,000. Furthermore, the Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances unrelated to a failure of the closing conditions, Palisades may be

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required to pay NAHC certain liquidated damages based on the circumstances relating to such termination.

Voting Agreement

     Simultaneously with the execution and delivery of the Merger Agreement, Palisades and James V. Gorman, the Chief Executive Officer of NAHC entered into a voting agreement (the "Voting Agreement"). In the Voting Agreement, Mr. Gorman agreed to vote, or provide his consent with respect to, all shares of NAHC capital stock held by such him: (1) in favor of the recommendation of the Board of Directors of NAHC to the holders of Common Shares; and (2) against any Acquisition Proposal, or any agreement providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than the Merger and other than following any Change in Recommendation made by the Board of Directors pursuant to the requirements of the Merger Agreement); and (3) in favor of any proposal to adjourn a shareholders' meeting which the Company, Merger Sub and Parent support.

     The foregoing description of the Merger, the Merger Agreement and the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and (ii) the complete text of the Voting Agreement, which is attached hereto as Exhibit 4.1, which Merger Agreement and Voting Agreement are incorporated herein by reference.

     The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about NAHC. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure letters that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in NAHC's public disclosures.

Item 8.01  Other Events.

     On March 13, 2008, NAHC issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference. In addition, on March 13, 2008, NAHC provided communications to its employees and certain other individuals announcing that it had entered into the Merger Agreement. The full text of these communications are furnished as Exhibits 99.2 and 99.3, respectively, to this Report and are incorporated herein by reference.

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Item 9.01.     Financial Statements and Exhibits

Exhibit No.    Document Description
-----------    ----------------------------------------------------------------
     2.1       Agreement and Plan of Merger, dated as of March 13, 2008, by and among Palisades Safety and Insurance Association, a New
               Jersey insurance exchange, Apollo Holdings, Inc., a New Jersey corporation, National Atlantic Holdings Corporation, a New Jersey corporation. (1)
    4.1        Voting Agreement, dated as of March 13, 2008, between Palisades
               Safety and Insurance Association and James V. Gorman, Chief
               Executive Officer of National Atlantic Holdings Corporation.
    99.1       Press release issued by National Atlantic Holdings Corporation, dated March 13, 2008
    99.2       Communication from National Atlantic Holdings Corporation to
               Employees, dated March 13, 2008
    99.3       Communication from National Atlantic Holdings Corporation to
               Certain Other Individuals, dated March 13, 2008
     (1) Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. National Atlantic Holdings Corporation hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of National Atlantic and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL ATLANTIC AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about NAHC at http://www.sec.gov, the SEC's free internet site. In addition, copies of the definitive proxy statement can be obtained, when available, without charge, by directing a request to Investor Relations, National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, NJ 07728, 732-665-1145.

Participants in the Solicitation
NAHC and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from NAHC's stockholders with respect to the proposed merger. Information regarding the officers and directors of NAHC is set forth in NAHC's proxy statements, previously filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        National Atlantic Holdings Corporation
                                                    (Registrant)


Dated:  March 13, 2008             By: /s/ Frank J. Prudente
                                       ------------------------------------
                                   Name:  Frank J. Prudente
                                   Title: Executive Vice President, Treasurer
                                          and Chief Financial Officer